The Frontier Fund, Inc.
Disclosure Controls and Procedures

Overview.  The Sarbanes-Oxley Act (“Act”), adopted by Congress in July 2002, imposes requirements on registered investment companies designed to ensure the integrity, accuracy and completeness of Securities and Exchange Commission (“SEC”) filings and periodic reports.  Under the final rules adopted by the SEC pursuant to Section 302 of the Act, the principal executive officer (“President”) and principal financial officer (“Treasurer”) of each investment company is required to certify semi-annual and annual reports filed under the Securities Exchange Act of 1934 (“1934 Act”) and to file certifications (“Certifications”) with its semi-annual and annual reports on Form N-CSR (“Report” or “Reports”).

As part of the Certification, the President and Treasurer must certify that they have designed “disclosure controls and procedures to ensure that material information relating to the investment company, including its consolidated subsidiaries, is made known to them by others within those entities, particularly during the time the Reports are being made.”  Furthermore, the President and Treasurer must also certify that they have “evaluated the effectiveness of the investment company's controls and procedures,” disclosed any deficiencies in such controls or procedures to the investment company's auditors and audit committee, and taken various other measures.

To implement this new requirement for investment companies, the SEC amended Rule 30b2-1 (“Rule”) under the Investment Company Act of 1940 (“1940 Act”) to require the filing of a Form N-CSR (ie., a certified shareholder report), containing (i) a copy of any required shareholder report, (ii) additional information regarding disclosure controls and procedures (pursuant to Rule 30a-2 of the 1940 Act), and (iii) the certification required by Section 302 of the Act.

Purpose of Procedures. The Frontier Fund, Inc. (“Fund”) is committed to meeting its obligations and duties under applicable law, including requirements under the Act, the 1940 Act, and the 1934 Act.  The Fund is adopting these Disclosure Controls and Procedures to comply with the applicable law and regulations, ensure accurate and complete disclosures in the Reports, and enable the Fund’s President and Treasurer to make the required Certifications.

I.

Periodic Review of Disclosure Controls and Procedures

These Procedures must be evaluated, within 90 days prior to filing any Report, to ensure that information required to be disclosed in each Report is recorded, processed, summarized, and reported within SEC timeframes and that such information is accumulated and communicated to fund management, as appropriate, to permit timely and appropriate decisions regarding the required disclosures to be made.  Exhibit A describes the information that must be disclosed in the Reports.  The Fund's N-CSR compliance officer (“Compliance Officer”) will arrange one or more meetings with the Fund's Treasurer and a representative of the service provider responsible for the preparation of the Reports (“Service Provider”), to evaluate these Procedures and to discuss the Service Provider's internal controls. The meeting(s) may be conducted by telephone. The Compliance Office will insure that the periodic reviews are conducted as frequently as needed to satisfy the “90 day” requirement.  The Compliance Officer will also ensure that the evaluation process is adequately documented.

II.

Preparation of Reports

A.  The Service Provider, with the assistance of the investment adviser to the applicable series of the Fund and others (as deemed necessary or advisable by the Service Provider), will use its best efforts to complete the initial draft of each Report within 30 days after the end of the reporting period.  A description of the procedures utilized by the Service Provider in preparing the initial draft Report is attached as Exhibit B.

B.

The Service Provider will then circulate the initial draft Report to each of the following person(s):

1.

The investment adviser;

2.

legal counsel;

3.

representative(s) of the Service Provider who are directly involved in the Fund's financial calculations and creation of the draft of the Report;

4.

members of the Fund's Board of Directors; and

5.

the Fund's auditor.

If necessary, the Service Provider will consult with the Fund's legal counsel regarding any event that may require disclosure and/or SEC reporting requirements.  Corrections, additions and changes to the draft Report will be made by the Service Provider.

III.

Sub-Certifications

A  The Service Provider will then obtain and deliver to the Compliance Officer a sub-certification from a supervisor at the Service Provider in the form attached as Exhibit C-1.  Attached thereto will be a “Certification of Review Draft Report” from each representative of the Service Provider who is directly involved in the Fund's financial calculations and creation of the draft of the Report, in the form attached as Exhibit C-2.  If each such representative cannot give each of the assurances set forth in the certificate, corrective actions will be taken by the Service Provider as appropriate.

B.

The Compliance Officer will then be required to obtain the following additional sub-certifications:

1.

Certificate of adviser to the President and Treasurer in the form attached as

Exhibit D.

2.

Certificate of Fund Assistant Secretary and Compliance Officer to the President

and Treasurer in the form attached as Exhibit E.

C.

Review by Counsel and Auditors

Following the receipt of the “Sub-Certifications,” discussed above, and with regard to each series of the Fund to which the Report relates, the Service Provider will then circulate the revised draft for review and comment to the Fund's legal counsel and, if the Report is audited, to the Fund's auditors.  Corrections, additions and changes to the draft Report will be made by the Service Provider.

IV.

Disclosure to Auditors and Audit Committee.

If the President, Treasurer, or Compliance Officer have knowledge of:

(A) Any significant deficiencies in the design or operation of the Fund's internal controls which could adversely affect the Fund's ability to record, process, summarize, and report financial data and identify for the Fund's auditors any material weakness in the internal controls; or

(B) any fraud, whether or not material, that involves management or other employees who have a significant role in the Fund's internal controls;

he or she will report this to the Fund's audit committee and outside auditors as soon as practicable.

The report may be made by telephone, in writing, or during an audit committee meeting, and is required only if the President, Treasurer, or Compliance Officer have relevant information to disclose. If the President and Treasurer have no relevant information to report, they shall each inform the Compliance Officer of this fact, which shall be documented in Exhibit E.

V.

Final Review of Report by the President and Treasurer

After having completed the steps above, the Compliance Officer will deliver to the President and Treasurer a certificate in the form attached as Exhibit E and the final draft Report. The President and Treasurer will then review the Report to ensure the following:

A.

Based on the knowledge of the President and the Treasurer, the Report does not contain any untrue statement of material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by the Report;

B.

Based on the knowledge of the President and the Treasurer, the financial information included in the Report, and the financial statements on which the financial information is based, fairly present in all material respects the financial condition, results of operations, changes in net assets, and cash flows (if the financial statements are required to include a statement of cash flows) of the Fund as of. and for, the periods presented in the report; and

C.

The President and the Treasurer have indicated in the Report whether or not there were significant changes in internal controls or in other factors that could significantly affect internal controls subsequent to the date of their most recent evaluation, including any corrective actions with regard to significant deficiencies and material weaknesses.

Exhibit A

CURRENT REQUIREMENTS FOR SHAREHOLDER REPORTS

The following is an excerpt of Item 22 of Form N-1A.  The term “director” is equivalent to “trustee” and the term “Fund” is equivalent to “Trust.”

A.  Annual Report. - Every annual report to shareholders required under rule 30e-1 must contain the following:

(1)

The condensed financial information required by Item 9(a) with at least the most recent fiscal year, audited;

(2)

Unless shown elsewhere in the report as part of the financial statements required by paragraph (b)(1), the aggregate remuneration paid by the Fund during the period covered by the report to:

(i) (ii) (iii) (iv)

All directors and all members of any advisory board for regular compensation;

Each director and each member of an advisory board for special

Compensation;

All officers; and

Each person of whom any officer or director of the Fund is an affiliated person.

(3)

The information concerning changes in and disagreements with accountants and on accounting and financial disclosure required by Item 304 of Regulation S-K [17 CFR 229.304].

(4)

The management information required by Item 13(a)(1).

(5)

A statement that the SAI includes additional information about Fund directors and is available, without charge, upon request, and a toll-free (or collect) telephone number for shareholders to call to request the SAI

(6)

A statement that a description of the policies and procedures that the Fund uses to determine how to vote proxies relating to portfolio securities is available (i) without charge, upon request, by calling a specified toll-free (or collect) telephone number; (ii) on the Fund's website, if applicable; and (iii) on the Commission's website at http://www.sec.gov.

Instruction.  When a Fund (or financial intermediary through which shares of the Fund may be purchased or sold) receives a request for a description of the policies and procedures that the Fund uses to determine bow to vote proxies, the Fund (or financial intermediary) must, send the information disclosed in response to Item 13(f) of this Form, within three business days of receipt of the request, by first-class mail or other means designed to ensure equally prompt delivery.  [Applies if the Registrant has filed a Post-Effective Amendment on or after July 1, 2003.]

(7)

A statement that information regarding how the Fund voted proxies relating to portfolio securities during the most recent 12-month period ended June 30 is available (i) without charge, upon request, by calling a specified toll-free (or collect) telephone number; or on or through the Fund's website at a specified Internet address; or both; and (ii) on the Commission's website at http://www.sec.gov. [Applies to all reports sent to shareholders on or after August 31, 2004.]

Instructions

a.

If a Fund discloses that the Fund's proxy voting record is available by calling a toll-free (or collect) telephone number, and the Fund (or financial intermediary through which shares of the Fund may be purchased or sold) receives a request for this information, the Fund (or financial intermediary) must send the information disclosed in the Fund's most recently filed report on Form N-PX, within three business days of receipt of the request, by first-class mail or other means designed to ensure equally prompt delivery.

b.

If a Fund discloses that the Fund's proxy voting record is available on or through its website, the Fund must make available free of charge the information disclosed in the Fund's most recently filed report on Form N-PX on or through its website as soon as reasonably practicable after filing the report with the Commission. The information disclosed in the Fund's most recently file report on Form N-PX must remain available on or through the Fund's website for as long as the Fund remains subject to the requirements of Rule 30b 1-4 (17 CFR 270.30b1-4) and discloses that the Fund's proxy voting record is available on or through its website.

B.  Semi-Annual Report. - Every semi-annual report to shareholders required by rule 30e-1 must contain the following information (which need not be audited):

(1)

The financial statements required by Regulation S-X for the period commencing either with:

(i)

The beginning of the Fund's fiscal year (or date of organization, if newly organized); or a

(ii)

A date not later than the date after the close of the period included in the last report under rule 30e-1 and the most recent preceding fiscal year.

(2)

The condensed financial information required by Item 9(a), for the period of the report as specified by paragraph (c)(1), and the most recent preceding fiscal year.

(3)

Unless shown elsewhere in the report as part of the financial statements required by paragraph (c)(1), the aggregate remuneration paid by the Fund during the period covered by the report to the persons specified under paragraph (b)(3).

(4)

The information concerning changes in and disagreements with accountants and on accounting and financial disclosure required by Item 304 of Regulation S-K.

(5)

A statement that a description of the policies and procedures that the Fund uses to determine how to vote proxies relating to portfolio securities is available (i) without charge, upon request, by calling a specified toll-free (or collect) telephone number; (ii) on the Fund's website, if applicable; and (iii) on the Commission's website at http://www.sec.gov, [Applies if the Registrant has filed a Post-Effective Amendment on or after July 31, 2003.]

Instruction. When a Fund (or financial intermediary through which shares of the. Fund may be purchased or sold) receives a request for a description of the policies and procedures that the Fund uses to determine how to vote proxies, the Fund (or financial intermediary) must send the information disclosed in response to Item 13(f) of this Form within three business days of receipt of the request by first-class mail or other means designed to ensure equally prompt delivery:

(6)

A statement that information regarding how the Fund voted proxies relating to its portfolio securities during the most recent 12-month period ended June 30 is available (i) without charge, upon request, by calling a specified toll-free (or collect) telephone number, or on or through the Fund's website at a specified Internet address; or both; and (ii) on the Commission's website at http://www.sec.gov. Instruction. Instructions 1 and 2 to Item 22(b)(8) also apply to this Item 22(c)(6). [Applies to all reports sent to shareholders on or after August 31, 2004.]

Note:  Items 22(b)(7) and (8) and (c)(5) and (6) were added by Final Rule:  Disclosure of Proxy Voting Policies and Proxy Voting Records by Registered Management Investment Companies, SEC Release No. IC-25922 (January 31, 2003) (“Proxy Voting Final Rule”), and are effective for reports filed on or after July 1, 2003 (for Items 22(b)(7) and (c)(5)) or transmitted to shareholders on or after August 31, 2004 (for Items 22(b)(8) and (c)(6)).  Additional changes are contemplated by Proposed Rule:  Shareholder Reports and Quarterly Portfolio Disclosure of Registered Management Investment Companies, SEC Release No- IC-25870 (December 18, 2002) (“Shareholder Report Proposed Rule”).

The following is an excerpt of Rule 30e-1 and applies to Annual and Semi-Annual reports:

If any matter was submitted during the period covered by the shareholder report to a vote of shareholders, through the solicitation of proxies or otherwise, furnish the following information:

If the meeting involved the election of directors, the name of each director elected at the meeting and the name of each other director whose term of office as a director continued after the meeting.

A brief description of each matter voted upon at the meeting, and the number of votes cast for, against or withheld, as well as the number of abstentions and broker non-votes as to each such matter, including a separate tabulation with respect to each matter or nominee for office.

Instruction. The solicitation of any authorization or consent (other than a proxy to vote at a shareholders' meeting) with respect to any matter shall be deemed a submission of such matter to a vote of shareholders within the meaning of this paragraph (b).

The following relates to the Code of Ethics and Applies to Annual Reports Only, for fiscal years ending on or after July 15, 2003:

Form N-CSR requires that the “Sarbanes-Oxley” Code of Ethics be filed as an exhibit to Form N-CSR unless the Annual Report specifies how shareholders may obtain a copy of the Code without charge.

Exhibit B

Description of the Procedures Utilized by the Service Provider in

Preparing the Initial Draft Report:

1.

Financial Administration area gathers all the pertinent information from the various departments: Fund Accounting, Transfer Agency, Cash Management, and Compliance.

2.

Financial Administration area analyzes the data gathered for any inaccuracies or unusual circumstances before constructing the initial draft.

3.

Financial Administration area makes sure the capital and security roll forwards tie for any adjusting entries needed.

4.

Then the Financial Administration area proceeds by using reports from our accounting program and importing them into our Excel program. Afterwards Financial Administration area uses macros to construct a semi-automatic initial draft of the financials.

5.

This draft will consist of: a Schedule of Investments, Statement of Operations, Statement of Assets and Liabilities, Statement of Changes, and Financial Highlights.

Exhibit C-1

Certification of Service Provider Supervisor

I hereby certify the following to the President and Treasurer:

•

I have received Certifications from each representative of the Service Provider who is directly involved in the Trust's financial calculations and creation of the Report, and they are attached hereto.

•

I have read the latest draft of the report to be filed on Form N-CSR (“Report”) for the period ended

, for the Frontier Equity Fund (“Fund”);

•

To the best of my knowledge and in my opinion, the draft of the Report is accurate and contains no material omissions, and the financial statements were prepared in accordance with generally accepted accounting principals;

•

I have disclosed to the Fund’s President and Treasurer all material information relevant to the Report known to me;

•

To the best of my knowledge, I have disclosed to the Fund’s President and Treasurer all significant deficiencies in the design or operation of our internal, controls that could adversely affect the Fund’s ability to record, process, summarize and report financial data, and any material weakness in internal controls;

•

I have disclosed any fraud or instances of fraud of which I am aware to the Fund’s President and Treasurer, whether material or immaterial; and

•

I know of no other information material to the Report that has not been incorporated into the Report or communicated to the President or Treasurer.

Date:

Name:

Signature:

Title:

Exhibit C-2

Certification of Review of the Draft Report

I hereby certify the following:

•

I have read the latest draft of the report to be filed on Form N-CSR (“Report”) for the period ended

, for the Frontier Equity Fund (“Fund”);

•

To the best of my knowledge and in my opinion, the draft of the Report is accurate and contains no material omissions;

•

I have disclosed to my supervisor all material information relevant to the Report known to me;

•

To the best of my knowledge, I have disclosed to my supervisor all significant deficiencies in the design or operation of internal controls that could adversely affect the Fund’s ability to record, process, summarize and report financial data, and any material weakness in internal controls; and

•

I have disclosed any fraud or instances of fraud of which I am aware to my supervisor, whether material or immaterial.

•

The accuracy of the information regarding Principal Accountant Fees and Services contained in Item 4 of the Report, including information regarding 1) the four categories of fees (Audit, Audit Related, Tax, All Other) 2) non-audit fees to adviser and its affiliates, and 3) non-audit services to Fund(s) and separately to the adviser and its affiliates approved through de-minimus exemption, has been confirmed with the Fund’s auditor.  The information complies with the requirements of Item 4 of Form N-CSR. [Applies to Annual Reports only, for fiscal years ending after December 15, 2003.]

Date:

Name:

Signature:

Title:

Exhibit D

Sub-Certification of Adviser

I hereby certify the following to the President and Treasurer:

•

I have reviewed the latest draft of the report to be filed on Form N-CSR (“Report”) for the period ended

, for the

 Frontier Equity Fund (“Fund”);

•

To my knowledge, the Report does not contain any untrue statement of material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances in which they were made, not misleading with respect to the period covered in the Report;

•

To my knowledge, the letter to shareholders, mountain charts, and performance information fairly present in all material respects the performance of the Fund(s) as of, and for, the periods presented in the Report and include any additional disclosure necessary to provide investors with materially accurate information about the performance of the Fund(s);

•

To my knowledge, the discussion of fund performance adequately discusses the factors that materially affected the Fund's performance during the most recently completed fiscal year, including the relevant market conditions and the investment strategies and techniques used by the Fund's investment adviser; and

•

The adviser to the Fund(s) has designed and implemented controls and procedures to ensure that information relating to the portfolio transactions of the Fund(s) are reported to the Service Provider in an accurate and timely manner, and the schedule of investments accurately presents in all material respects the portfolio of the Fund(s) as of the period presented in the Report.

Date:

Freedom Investors Corp.

By:

Title:

Exhibit E

Sub-Certification of Chief Compliance Officer and Fund Secretary

I hereby certify the following to the Principal Executive Officer and Principal Financial Officer:

•

I have reviewed the latest draft of the report to be filed on Form N-CSR (“Report”) for the period ended

, for the Frontier Equity Fund (“Fund”);

•

To my knowledge, the Report does not contain any untrue statement of material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances in which they were made, not misleading with respect to the period covered in the Report;

•

Attached hereto are all Sub-Certifications required by the Trust's Disclosure Controls and Procedures;

•

To my knowledge, the director and officer information contained in the Report is accurate and contains no material omissions, and complies with the requirements of Item 13(a)(1) of Form N-1A;

•

To my knowledge, the disclosures made in Item 2 of the Report comply with the requirements of Item 2 of Form N-CSR. [Applies to annual reports only, for fiscal years ending on or after July 15, 2003.];

•

Attached hereto is a true copy of the resolutions of the Board of Trustees determining [that there is no financial expert on the audit committee][the identity of the financial expert on the audit committee]. [Applies to annual reports only, for fiscal years ending on or after July 15, 2003.]; and

•

[If applicable: The President and Treasurer have each represented to me that he or she has no knowledge of a) any significant deficiencies in the design or operation of the Fund’s internal controls which could adversely affect the Fund’s ability to record, process, summarize, and report financial data and identify for the Fund’s auditors any material weakness in the internal controls; or b) any fraud, whether or not material, that involves management or other employees who have a significant role in the Fund’s internal controls.]

Date:

Name:

Signature:

Title:

A-1